UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008 thinkorswim Group Inc.

 (Exact Name of registrant as specified in its charter)

Delaware	000-52012	76-0685039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Rockefeller Plaza, Suite 2012, New York, NY		10111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-6918

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On December 31, 2008, thinkorswim Group Inc (the “Company”) amended and renewed an employment agreement with Ida Kane, the Company’s chief financial officer. The term of Mrs. Kane’s employment agreement runs from December 31, 2008 until December 31, 2010.

In general, Mrs. Kane’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, change of control provisions, severance payments, and other termination benefits.

Mrs. Kane’s employment agreement provides for an initial annual base salary of $285,000, which may be adjusted by the compensation committee or board of directors of the Company. Mrs. Kane is also eligible to receive an annual bonus up to thirty-five percent (35%) of her applicable base salary. In addition, Mrs. Kane is eligible to receive future stock option and restricted stock grants as determined by the compensation committee, in its sole discretion.

The information in this Current Report on Form 8-K, shall not be deemed  “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	thinkorswim Group Inc.

	By:	/s/ Ida K. Kane
Ida K. Kane
Senior Vice President and
Chief Financial Officer